Aquestive Therapeutics Receives U.S. FDA Orphan Drug Exclusivity for Libervant® (diazepam) Buccal Film in Pediatric Patients with Seizure Clusters Ages Two to Five • U.S. FDA Orphan Drug exclusivity provides seven years of market exclusivity for Libervant® (diazepam) Buccal Film in the United States for the treatment of seizure clusters in patients ages 2 to 5 WARREN, N.J., December 19, 2024 -- Aquestive Therapeutics, Inc. (NASDAQ: AQST) (“Aquestive” or the “Company”), a pharmaceutical company advancing medicines to bring meaningful improvement to patients' lives through innovative science and delivery technologies, today announced the U.S. Food and Drug Administration (FDA) has granted seven years of orphan drug exclusivity (ODE) to Libervant® (diazepam) Buccal Film for the acute treatment of intermittent, stereotypic episodes of frequent seizure activity (i.e., seizure clusters, acute repetitive seizures) that are distinct from a patient’s usual seizure pattern in patients with epilepsy between two to five years of age. On April 26, 2024, Libervant® (diazepam) Buccal Film was approved for pediatric patients between two to five years of age. FDA granted ODE based on their assessment that Libervant’s buccal route of administration provides a major contribution to patient care over the rectal route of administration by providing a significantly improved ease of use. “As the first and only orally administered rescue therapy for this patient population, Libervant provides patients and caregivers an important, non-invasive treatment option,” said Daniel Barber, Chief Executive Officer of Aquestive. “We remain focused on ensuring that healthcare providers are educated on the benefits of Libervant and patients and caregivers within the indicated population have the best possible access to the product.” The FDA’s Office of Orphan Products Development grants orphan designation status to drugs and biologics that are intended for the safe and effective treatment, diagnosis or prevention of rare diseases, or conditions that affect fewer than 200,000 people in the U.S. The designation provides certain benefits, including financial incentives, to support clinical development and the potential for up to 7 years of market exclusivity in the U.S. upon regulatory approval. Libervant was originally granted Orphan Drug Designation on November 10, 2016 and the ODE now granted to Libervant for patients ages two to five extends to April of 2031. Libervant® (diazepam) Buccal Film is the first and only FDA approved orally administered rescue product for the treatment of seizure clusters in patients with epilepsy between two to five years of age. About Libervant Libervant is a buccally, or inside of the cheek, administered film formulation of diazepam, a benzodiazepine intended for the acute treatment of intermittent, stereotypic episodes of frequent seizure activity (i.e., seizure clusters, acute repetitive seizures) that are distinct from a patient’s usual seizure pattern in patients with epilepsy two to five years of age. Aquestive developed Libervant as an alternative to the device-based products currently available for patients with refractory epilepsy, including rectal gel and nasal spray products. The FDA granted tentative approval in August 2022 for Libervant for treatment of these epilepsy patients 12 years of age and older, with U.S. market access for Libervant for this age group of patients subject to the expiration of the existing orphan drug market exclusivity of a previously FDA approved drug scheduled to expire in January 2027. The FDA approval for U.S. market access received in April 2024 for Libervant is for these epilepsy patients between two and five years of age. Important Safety Information Do not give Libervant® to your child if your child is allergic to diazepam or any of the ingredients in Libervant or has an eye problem called acute narrow angle glaucoma. What is the most important information I should know about Libervant? • Libervant is a benzodiazepine medicine. Taking benzodiazepines with opioid medicines, alcohol, or other central nervous system (CNS) depressants (including street drugs) can cause severe drowsiness, breathing problems (respiratory depression), coma, and death. Get emergency help right away if any of the following happens: o shallow or slowed breathing, o breathing stops (which may lead to the heart stopping), o excessive sleepiness (sedation). Do not allow your child to drive a motor vehicle, operate heavy machinery, or ride a bicycle until you know how taking Libervant with opioids affects your child. • Risk of abuse, misuse, and addiction. Libervant is used in children 2 to 5 years of age. The unapproved use of Libervant has a risk for abuse, misuse, and addiction, which can lead to overdose and serious side effects including coma and death. • Serious side effects including coma and death have happened in people who have abused or misused benzodiazepines, including diazepam (the active ingredient in Libervant). These serious side effects may also include delirium, paranoia, suicidal thoughts or actions, seizures, and difficulty breathing. Call your child’s healthcare provider or go to the nearest hospital emergency room right away if you get any of these serious side effects. o Your child can develop an addiction even if your child takes Libervant as prescribed by your child’s healthcare provider. o Give Libervant exactly as your child’s healthcare provider prescribed. o Do not share Libervant with other people. o Keep Libervant in a safe place and away from children. • Physical dependence and withdrawal reactions. Libervant is intended for use if needed in order to treat higher than usual seizure activity. Benzodiazepines, including Libervant, can cause physical dependence and withdrawal reactions, especially if used daily. Libervant is not intended for daily use. o Do not suddenly stop giving Libervant to your child without talking to your child’s healthcare provider. Stopping Libervant suddenly can cause serious and life-threatening side effects, including, unusual movements, responses, or expressions, seizures that will not stop (status epilepticus), sudden and severe mental or nervous system changes, depression, seeing or hearing things that others do not see or hear, homicidal thoughts, an extreme increase in activity or talking, losing touch with reality, and suicidal thoughts or actions. Call your child’s healthcare provider or go to the nearest hospital emergency room right away if your child gets any of these symptoms.

Aquestive

- Some people who suddenly stop benzodiazepines have symptoms that can last for several weeks to more than 12 months** including, anxiety, trouble remembering, learning, or concentrating, depression, problems sleeping, feeling like insects are crawling under your skin, weakness, shaking, muscle twitching, burning, or prickling feeling in your hands, arms, legs or feet, and ringing in your ears.
- Physical dependence is not the same as drug addiction. Your child's healthcare provider can tell you more about the differences between physical dependence and drug addiction.

- Do not give your child more Libervant than prescribed or give Libervant more often than prescribed.

**Libervant can make your child sleepy or dizzy and can slow your child's thinking and motor skills.**

- Do not allow your child to drive a motor vehicle, operate machinery, or ride a bicycle until you know how Libervant affects your child.
- Do not give other drugs that may make your child sleepy or dizzy while taking Libervant without first talking to your child's healthcare provider. When taken with drugs that cause sleepiness or dizziness, Libervant may make your child's sleepiness or dizziness much worse.

**Like other antiepileptic medicines, Libervant may cause suicidal thoughts or actions in a small number of people, about 1 in 500.**

- **Call a healthcare provider right away if your child has any of these symptoms, especially if they are new, worse, or worry you:**
  - thoughts about suicide or dying
  - new or worse depression
  - feeling agitated or restless
  - trouble sleeping (insomnia)
  - acting aggressive, being angry or violent
  - other unusual changes in behavior or mood
  - attempts to commit suicide
  - new or worse anxiety or irritability
  - an extreme increase in activity and talking (mania)
  - new or worse panic attacks
  - acting on dangerous impulses
- Pay attention to any changes, especially sudden changes in mood, behaviors, thoughts, or feelings.
- Keep all follow-up visits with your child's healthcare provider as scheduled.
- **Call your child's healthcare provider between visits as needed, especially if you are worried about symptoms.** Suicidal thoughts or actions can be caused by things other than medicines. If your child has suicidal thoughts or actions, your child's healthcare provider may check for other causes.

**What are the possible side effects of Libervant?**

- The most common side effects of Libervant are sleepiness and headache.
- These are not all the possible side effects of Libervant.

• Call your doctor for medical advice about side effects. You may report side effects to FDA at 1-800-FDA-1088. For more information about Libervant, talk to your doctor, and see Product Information: Medication Guide and Instructions For Use. About Aquestive Therapeutics Aquestive is a pharmaceutical company advancing medicines to bring meaningful improvement to patients' lives through innovative science and delivery technologies. We are developing orally administered products to deliver complex molecules, providing novel alternatives to invasive and inconvenient standard of care therapies. Aquestive has five commercialized products marketed by the Company and its licensees in the U.S. and around the world, and is the exclusive manufacturer of these licensed products. The Company also collaborates with pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven drug development and commercialization capabilities. Aquestive is advancing a late-stage proprietary product candidate for the treatment of severe allergic reactions, including anaphylaxis, and an earlier stage epinephrine prodrug topical gel for various dermatology conditions. For more information, visit Aquestive.com and follow us on LinkedIn. Forward-Looking Statement This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the potential benefits Libervant could bring to pediatric patients aged 2 to 5. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company’s distribution work for Libervant, including any delays or changes to the timing, cost and success of its distribution activities and expansion of market access to patients for Libervant; risk of litigation brought by third parties relating to overcoming their orphan drug exclusivity of an FDA approved product for these pediatric epilepsy patients; risk of the success of any competing products; risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks, and regulatory limitations); risk of the rate and degree of market acceptance of Libervant; risk of insufficient capital and cash resources, including insufficient access to available debt and equity financing and revenues from operations, to satisfy all of the Company’s short-term and longer term liquidity and cash requirements and other cash needs, at the times and in the amounts needed, including to fund commercialization activities relating to Libervant; risk that our manufacturing capabilities will be insufficient to support demand for Libervant; risk of eroding market share for Suboxone® and risk as a sunsetting product, which accounts for the substantial part of our current operating revenue; risk of the size and growth of our product markets; risks of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to the Company's products; risk of unexpected patent developments; uncertainties related to general economic, political (including the wars in Israel and Ukraine and other acts of war and terrorism), business, industry, regulatory, financial and market conditions and other unusual items; and other risks and uncertainties affecting the Company described in the “Risk Factors” section and in other sections included in the Company’s 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law. Pharmfilm®, Libervant® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc. All other registered trademarks referenced herein are the property of their respective owners. Investor Contact: Brian Korb astr partners brian.korb@astrpartners.com